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Target Corporation
(Name of Registrant as Specified In Its Charter)
Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square International, Ltd.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
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FOR IMMEDIATE RELEASE
Pershing Square Capital Management Nominates Five Candidates
for Election as Directors at Target’s 2009 Annual Meeting of Shareholders
New York, March 17, 2009 — Pershing Square Capital Management, L.P. announced today that it notified Target Corporation (NYSE: TGT) that certain of its affiliates intend to nominate five candidates for election to the company’s board of directors at its upcoming 2009 Annual Meeting of Shareholders. Pershing Square is Target’s third largest investor, with beneficial ownership of approximately 7.8% of its outstanding common stock, through shares and options.
Pershing Square’s alternative slate of directors include highly qualified nominees with extensive experience in key areas of Target’s business, including retail, credit cards and real estate. In contrast to Pershing Square’s nominees, none of the incumbent non-executive directors of Target has comparable executive experience in the company’s main lines of business.
Regarding the merits of Pershing Square’s alternative slate, Bill Ackman of Pershing Square commented that, “we believe that our nominees will bring insight, accountability and fresh and relevant perspectives to the Target board. If elected, we believe they will substantially improve Target’s ability to navigate through the current economic environment while increasing shareholder value over the long-term.” If elected, Pershing Square’s nominees will hold five of the thirteen seats on Target’s board.
Pershing Square had previously disclosed that it was engaged in discussions with Target regarding the consideration by the company of candidates identified by Pershing Square as potential board members. More recently, Pershing Square was informed by the company that its board had declined to extend an invitation to those candidates to join the board.
In addition to Mr. Ackman, Pershing Square’s nominees include Michael L. Ashner, Chairman and Chief Executive Officer of Winthrop Realty Trust, Jim Donald, the former Chief Executive Officer of Starbucks Corporation, Professor Ronald J. Gilson, a professor at Stanford Law School and Columbia Law School and a leading scholar in the law of corporate acquisitions, finance and governance, and Richard W. Vague, the former Chief Executive Officer of First USA, Juniper Financial and Barclays Bank Delaware.
“Pershing Square has had no previous business relationships with these nominees. Our nominees are well qualified, highly experienced and are committed to working as independent fiduciaries to maximize Target’s value. Each nominee’s accomplishments and reputation speak for itself. Their collective expertise is directly relevant to the businesses that will help Target build long term value,” Mr. Ackman added.
Pershing Square expects to file a preliminary proxy statement with the SEC in the coming weeks and, upon clearance by the SEC, distribute definitive copies of the proxy statement and proxy cards to shareholders of Target.

Biographies of Pershing Square’s Nominees:
Annex A
Biographies of Shareholder Nominees
William A. Ackman
     Bill Ackman is the founder and managing member of the general partner of Pershing Square Capital Management, L.P., an investment adviser founded in 2003 and registered with the Securities and Exchange Commission. Pershing Square is a concentrated research-intensive fundamental value investor in long and occasionally short investments in the public markets, typically focusing on large-cap and mid-cap companies.
     Bill, through Pershing Square, has a consistent track record of identifying opportunities and working with companies to implement strategies that create value for shareholders. Pershing Square has played a significant role in creating shareholder value at such companies like Plains Resources, Sears Roebuck & Company, Wendy’s International, McDonald’s, Sears Canada, Ceridian Corporation, and most recently Long’s Drugs.
     Bill is a member of the Board of Dean’s Advisors of Harvard Business School and a Trustee of the Pershing Square Foundation which has funded grants in areas including inner city education, global health care delivery, poverty, human rights, venture philanthropy, urban planning and beautification, and the arts,
     Bill received an MBA from Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
Michael L. Ashner
     Michael Ashner is a senior executive in the real estate investment and management businesses. He is currently the Chairman and Chief Executive Officer of Winthrop Realty Trust, a NYSE-listed REIT. Through Winthrop Realty Partners, L.P., a property management firm of which he has served as a senior executive since 1997 and currently serves as Chairman and CEO, Michael oversees the property management of more than 20,000,000 square feet of occupied commercial real estate, including over 11,000,000 square feet owned by him and his affiliates.
     Since 1991, Michael and his team have acquired and/or managed well over $12 billion of real estate properties in 45 states, including more than 85,000 apartment units, 50 million square feet of office, retail and industrial space and 10,000 hotel rooms. Michael and his team have managed over 500 partnerships, at least 40 of which were public companies with over 100,000 investors, including five separate publicly-traded REITs.
     Previously, Michael served as Executive Chairman of Lexington Realty Trust, a NYSE-listed REIT, and Chairman and CEO of Shelbourne Properties family of REITs. In addition, since 1981, Michael has been the President and principal shareholder of Exeter Capital Corporation, a real estate investment banking firm.

     In the course of his distinguished career, Michael has served on the boards of a number of public companies. Currently, he sits on the board of Winthrop Realty Trust and NBTY, Inc., a manufacturer and distributor of nutritional supplements. In the past, he served on the boards of Great Bay Hotel and Casino, Inc. (a hotel and gaming company), Interstate Hotel Corporation (a hotel management company), Nexthealth, Inc. (a publicly traded resort company), Burnham Pacific Properties, Inc. (a publicly traded REIT), Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc. and Sizeler Property Investors, Inc. (a REIT which primarily invests in income producing shopping and apartment communities in the southeastern U.S.).
     Michael has an A.B. in Philosophy and Government from Cornell University and a J.D. from the University of Miami School of Law.
James L. Donald
     Jim Donald is a private investor and a seasoned senior executive in the retail industry. Most recently, Jim led Starbucks Corporation and currently serves as a member of the Board of Directors of Barry Callebaut AG, a leading global manufacturer of high-quality cocoa and chocolate. Jim also currently serves as a member of Rite Aid’s Board of Directors, a position that he will resign if elected to Target’s Board of Directors. He is well known throughout the business community as an energetic, hands-on manager who believes that human connections drive success.
     Jim joined Starbucks in October 2002 as president of its North American operations and served as Chief Executive Officer of the overall company from 2005 to 2008. During Jim’s time at Starbucks, the company experienced strong growth and performance driven by a connection between consumers and the Starbucks brand. Under Jim’s leadership, Starbucks also exhibited a strong commitment to corporate social responsibility.
     Jim’s experience in consumer-oriented businesses began when he was 16, as a trainee at a Publix supermarket. He joined Albertson’s in 1976, quickly rose through the ranks and eventually headed Albertson’s operations in Phoenix.
     Following his experience at Albertson’s, Jim was handpicked by Sam Walton in 1991 to help lead Wal-Mart’s key development and expansion of the Wal-Mart Super Center, supervising all merchandising, distribution and store design.
     After his highly successful tenure at Wal-Mart, Jim served as President and Manager of Safeway Inc.’s 130-store Eastern Division from 1994 to 1996 and as President and Chief Executive Officer of Pathmark Stores, Inc. from 1996 until joining Starbucks.
     In addition to his hands-on management experience, Jim has served on a number of corporate boards over the course of his career, including Rite Aid Corp., Barry Callebaut AG, Nash Finch Co. and Plainbridge LLC.
     Jim earned his Bachelor’s Degree in Business Administration from Century University while working full-time at Albertson’s. He begins as an “executive in residence” at the University of Washington’s Bothell campus in the Spring of 2009.

Ronald J. Gilson
     Ron Gilson is a world renowned expert in the field of corporate governance, corporate law and corporate acquisitions. One of the country’s most influential scholars in these fields, Ron is the Charles J. Meyers Professor of Law and Business at Stanford Law School and the Marc and Eva Stern Professor of Law and Business at Columbia University School of Law.
     Ron is one of the most innovative, prolific and accomplished scholars in the field of corporate law today. He is the author of major casebooks on corporate law and the law and finance of acquisitions, and has published more than 70 articles in law and economics journals. He has written widely on U.S. and comparative corporate governance and on venture capital and was selected to be among a distinguished group of “reporters” on the American Law Institute’s Corporate Governance Project.
     Among his notable appointments, Ron is a fellow of the American Academy of Arts and Sciences and the European Corporate Governance Institute. His service as a thought leader on the subject of U. S. and comparative corporate governance internationally includes current positions as a member of the Academic Advisory Board of the Institute for Law and Finance, Johann Wolfgang Goethe-Universität, Frankfurt, Germany, and the U.S. director of the annual Transatlantic Corporate Governance Dialogue organized by the European Corporate Governance Institute, the Brookings Institution and Columbia University School of Law. He has previously served, among other appointments, as a member of the Board of Directors of the American Law and Economics Association, a member of the Scientific Committee of the European Corporate Governance Network at the European Science Foundation, a member of the California State Senate Commission on Corporate Governance, Shareholder Rights, and Securities Transactions.
     Ron also serves as the independent Chairman of the Boards of Directors for American Century Mountain View Mutual Funds, which manage over $20 billion in assets.
     Ron was an experienced practitioner of corporate and securities law before entering academia. He was a partner at a San Francisco corporate law firm and clerked for Chief Judge David L. Bazelon of the U.S. Court of Appeals for the District of Columbia Circuit.
     Ron has an A.B. from Washington University and a J.D. from Yale Law School.
Richard W. Vague
     Richard Vague is a long-time executive in the financial services industry, with over 30 years of experience in business-to-business and business-to-consumer marketing. He is the co-founder and currently serves as the Chief Executive Officer of Energy Plus Holdings LLC, a Philadelphia-based, progressive, independent energy service company that seeks to supply electricity to homes and small businesses with low cost and innovative services.
     Prior to entering the energy services business in 2007, Richard had a distinguished career in the financial service industry, with a focus on consumer credit cards and payment processing, where he earned a reputation as a shrewd competitor, talented executive and an innovator.

     Richard served as Chairman and Chief Executive Officer of First USA, a company that he co-founded in 1984, which grew from a start-up to the single largest Visa issuer in the United States, and which was sold to Bank One in 1997. Richard also served as Chairman of Paymentech, the merchant processing subsidiary of First USA. Under his leadership, First USA grew from $200 million in loans and 250 employees to $70 billion in loans and 22,000 employees, and transformed the industry with its cutting-edge marketing techniques and strong profit growth.
     Richard also served as the Chief Executive Officer of Juniper Financial, a direct consumer credit card bank that he co-founded in 2000, which grew to over 4 million customers, $4 billion in loans and over 1,500 employees. By 2005, Juniper was the fastest growing major credit card issuer in the United States. Juniper was sold to Barclays in 2004 and Richard continued his career as the Chief Executive Officer of Barclays Bank Delaware until 2007, helping to make Barclays Bank one of the top 10 credit card issuers in the United States.
     In addition to his success as an executive, Richard served as a director of Heartland Payment Systems, a provider of bank card payment processing services to merchants, and of Agora Marketing and the University of Pennsylvania Press.
     On top of his professional service, Richard is a member of the Dean’s Advisory Council, Tisch School, New York University, and serves on the Foreign Policy Advisory Board, New America Foundation and the U.S. State Department Advisory Committee on International Economic Policy. Richard is also a director of the Philadelphia Live Arts and Fringe Festival.
     Richard received a B.S. in communication from the University of Texas at Austin.

About Pershing Square Capital Management, L.P.
Pershing Square Capital Management, L.P., based in New York City, is a SEC registered investment advisor to private investment funds. Pershing Square manages funds that are in the business of trading — buying and selling — securities and other financial instruments. Funds managed by Pershing Square have long positions in stock, options and other financial instruments tied to the performance of Target Corporation’s stock. Pershing Square has and in the future may increase, decrease, dispose of, or change the form of its investment in Target Corporation for any or no reason.
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, certain affiliated funds of Pershing Square Capital Management, L.P. expect to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the solicitation of proxies by affiliates of Pershing Square will be available at no charge on the SEC’s website at http://www.sec.gov. In addition, Pershing Square will provide copies of the proxy statement and other relevant documents without charge upon request. Request for copies shall be directed to the proxy solicitor of Pershing Square, D. F. King & Co., Inc. at 1-800-290-6427.
Certain affiliated funds of Pershing Square and certain of their members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Information regarding the Participants will be available in the proxy statement when it is filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square Capital Management, L.P. and its affiliates and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this press release.